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                                                                      Exhibit 23

              Consent of Independent Certified Public Accountants


The Board of Directors
PHH Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 22, 1995, with respect to the consolidated financial statements and the related financial statement schedule included in the Annual Report on Form 10-K of PHH Corporation for the year ended April 30, 1995 and to the reference to our firm under the heading "Experts" in the Registration Statement.


                                          /s/ KPMG PEAT MARWICK LLP


Baltimore, Maryland
October 24, 1995